Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. TO DROP DOWN 75 PERCENT INTEREST

IN THE GRANITE CITY COKEMAKING FACILITY

•	Executed agreement to contribute a 75 percent interest in SunCoke Energy Inc.’s (NYSE: SXC) Granite City, Ill., cokemaking facility to SunCoke Energy Partners, L.P. (NYSE: SXCP) with a total transaction value of $245 million
•	Transaction structure expected to reduce SXC’s debt by $135 million and increase its ownership interest in SXCP

Lisle, Ill. (January 13, 2015) – On January 12, 2015, SunCoke Energy, Inc. (NYSE: SXC) entered into a definitive agreement with SunCoke Energy Partners, L.P. (NYSE: SXCP) to contribute a 75 percent interest in its Granite City, Ill., cokemaking facility with a total transaction value of $245 million. SXC is the sponsor, general partner with a 2 percent general partner interest, and largest unitholder of SXCP, holding a 54 percent limited partnership interest and all the incentive distribution rights.

“Today’s transaction aligns with our long-term vision to transform SXC to a pure-play C-Corp general partner,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy, Inc. “In addition to de-levering SXC’s balance sheet, we believe this transaction will benefit SXC investors by increasing our ownership interest in SXCP at an attractive valuation and the associated opportunity to receive higher future cash distributions from SXCP, including incentive distribution rights payments.”

As a result of the agreement, SXC expects to recognize a total transaction value of $245 million, including $50.6 million of SXCP limited partner interest and $1 million of general partner interest. In addition, SXCP intends to assume $135 million principal amount of SXC’s outstanding senior notes and pay $5.6 million of accrued interest on these notes. SXCP is expected to call these notes for redemption and pay a call premium of $7.7 million. Approximately $45 million of the transaction value will be used to pre-fund a future environmental project at Granite City. Based on the transaction structure, SXC anticipates no material immediate tax impact.

The Granite City cokemaking facility, which began operations in 2009, has annual cokemaking capacity of 650,000 tons and produces super-heated steam for power generation. Both the coke and power is provided to United States Steel Corporation under a long-term take-or-pay contract

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that expires in 2025. In 2014, the Granite City facility produced an estimated 689,000 tons of coke and is expected to contribute $35 million to $40 million to 2014 consolidated Adjusted EBITDA. Ongoing capital expenditures at this facility are estimated to be nearly $4 million in 2014. Based on the transaction value expected to be received, this represents an approximate 8.0x multiple on 75 percent of Granite City’s estimated 2015 Adjusted EBITDA of approximately $40 million.

The closing of this agreement is subject to customary closing conditions for such transactions.

UPCOMING EVENTS

SXC plans to issue fourth quarter 2014 earnings and 2015 guidance before market opens and host an investor conference call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) on Thursday, January 29, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com. Investors may participate in this call by dialing 1-800-351-9852 in the U.S. or 1-847-413-3123 if outside the U.S., confirmation code 38744445.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 111 million tons of proven and probable reserves, are located in Virginia and West Virginia. In addition, through our 56 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business, which has the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

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Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for asset and goodwill impairment, costs related to exiting our Coal business, sales discounts and the interest, taxes, depreciation, depletion and amortization attributable to our equity method investment. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would

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be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of SXC’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

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In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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Granite City Reconciliation of 2014 Expected EBITDA

	2014E
($ in millions)	Low	High
Net Income	$13	$16
Depreciation and amortization expense	$14 million	$14
Income tax expense	$8	$10
Adjusted EBITDA	$35	$40